                                                                       EXHIBIT F

THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNLESS SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                  ---------------------------------------------

                            Z-TEL TECHNOLOGIES, INC.
                          COMMON STOCK PURCHASE WARRANT

                  ---------------------------------------------

                                  July 2, 2001

                  This certifies that, for good and valuable consideration including, inter alia, the agreement of Warrantholder (as defined below) to subscribe for the 12% Junior Redeemable Convertible Preferred Stock, Series G pursuant to the Investment Agreement (as defined below), Z-Tel Technologies, Inc. , a Delaware corporation (the "COMPANY"), grants to FULMEAD VENTURES LIMITED (the "WARRANTHOLDER"), the right to subscribe for and purchase from the Company, during the Exercise Period (as hereinafter defined), 171,429 validly issued, fully paid and non-assessable shares of Common Stock (the "WARRANT SHARES"), at the exercise price per share of $.01 (the "EXERCISE PRICE"), all subject to the terms, conditions and adjustments herein set forth. The number of Warrant Shares for which this Warrant is exercisable (the "WARRANT SHARE NUMBER") is subject to adjustment pursuant to Section 5 below. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 10 below.

         1. WARRANT. This Warrant is issued pursuant to, and in accordance with,
Section 2.1 of the Stock and Warrant Purchase Agreement, dated as of July 2, 2001, among the Company, the 1818 Fund, III, L.P. and the several Investors named in Schedule 2.1 thereto (the "INVESTMENT AGREEMENT") and is subject to the terms thereof.

         2. EXERCISE OF WARRANT; PAYMENT OF TAXES.

                  2.1 EXERCISE OF WARRANT.

                           (a) Subject to the terms and conditions set forth
herein, this Warrant may be exercised, in whole or in part, by the Warrantholder during the Exercise Period by:

                                   (i) the surrender of this Warrant to the
Company, with a duly executed Exercise Form, and

                                   (ii) subject to Section 2.2 below, the
delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the aggregate Exercise Price in lawful money of the United States of America.

                           (b) The Company agrees that the Warrant Shares shall
be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

                  2.2 CONVERSION RIGHT.

                           (a) In lieu of the payment of the aggregate Exercise
Price, the Warrantholder shall have the right (the "CONVERSION RIGHT"), but not the obligation, to require the Company to convert this Warrant, in whole or in part, into Common Stock as provided for in this Section 2.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price), in accordance with
Section 2.1(b), that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant or portion thereof at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price at the time of the exercise of the Conversion Right from the aggregate Current Market Price for the Common Stock issuable upon exercise of the Warrant at the time of the exercise of the Conversion Right) by (ii) the Current Market Price of one share of Common Stock at the time of the exercise of the Conversion Right.

                           (b) The Conversion Right may be exercised by the
Warrantholder on any Business Day prior to the end of the Exercise Period by surrender of this Warrant to the Company, with a duly executed Exercise Form with the conversion section completed, exercising the Conversion Right and specifying the total number of shares of Common Stock that the Warrantholder should be issued pursuant to such conversion.

                  2.3 WARRANT SHARES CERTIFICATE. A stock certificate or certificates for the number of Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within ten (10) Business Days after receipt of the Exercise Form by the Company and, if the Conversion Right is not exercised, the payment by the Warrantholder of the aggregate Exercise Price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

                  2.4 PAYMENT OF TAXES. The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon any exercise of this Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

                  2.5 FRACTIONAL SHARES. In connection with the exercise of the Warrant, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such warrant shall be exercised by the holder thereof at the same time, the number of full Common Stock issuable on such exercise shall be computed on the basis of the total number of warrants so exercised.

                  2.6 EXERCISE PERIOD. The Warrant may be exercised at any time, in part or in whole, until the earlier to occur of: (i) the exercise of all the rights represented by this Warrant; and (ii) the seventh anniversary of the Effective Date (such period, the "EXERCISE PERIOD").

         3. RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

                  3.1 At no time may this Warrant or the Warrant Shares be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person except in accordance with applicable federal, state and foreign securities laws.

                  3.2 Except as otherwise permitted by this Section 3, (a) each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 2.3 or 7) shall be stamped or otherwise imprinted with a legend in substantially the form as set forth on the cover of this Warrant and (b) each certificate for Warrant Shares issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the form provided in the Investment Agreement (so long as such agreement is in effect). Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a certificate for Warrant Shares, in each case without a legend indicating that the Warrant and Warrant Shares have not been registered under the Securities Act, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that (x) such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be or (y) such Warrant or Warrant Shares may be sold pursuant to Rule 144(k)(or any successor provision then in effect) under the Securities Act.

         4. RESERVATION AND REGISTRATION OF SHARES. The Company covenants and agrees as follows:

                  (a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance and payment of the exercise price therefor, be validly issued, fully paid and non-assessable, and not subject to any preemptive rights, and, except as provided in the Investment Agreement (so long as such agreement is in effect), be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof as a result of any action by the Company, other than taxes in respect of any transfer occurring contemporaneously with such issue.

                  (b) The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

                  (c) The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

         5. ANTI-DILUTION ADJUSTMENTS. The number of Warrant Shares to be received upon exercise of this Warrant shall be subject to adjustment as follows:

                  5.1 DIVIDEND, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF COMMON STOCK. In the event that the Company shall at any time or from time to time, after the issuance of this Warrant (w) make a dividend or distribution on the outstanding shares of Common Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section
5), then, and in each such case, the aggregate Warrant Share Number immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5.1 shall be made whenever a distribution is made and shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  5.2 OTHER CHANGES. In case the Company at any time or from time to time, after the issuance of this Warrant, shall take any action affecting its Common Stock similar to or having effect similar to any of the actions described in any of Sections 5.1 or 5.6 (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Warrant Share Number as a result of such action, then, and in each such case, the Warrant Share Number shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Warrantholder).

                  5.3 NO ADJUSTMENT. Notwithstanding anything herein to the contrary, no adjustment under this Section 5 need be made to the Warrant Share Number if (i) such adjustment would result in an increase in the Warrant Share Number and (ii) the Company receives written notice from the Warrantholder that no such adjustment is required.

                  5.4 ABANDONMENT. If the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Warrant Share Number shall be required by reason of the taking of such record.

                  5.5 CERTIFICATE AS TO ADJUSTMENTS. Upon any adjustment in the Warrant Share Number, the Company shall within ten (10) Business days following any of the foregoing transactions deliver to the Warrantholder a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Warrant Share Number then in effect following such adjustment.

                  5.6 TRANSACTION. In case of any capital reorganization, reclassification, merger or consolidation in which Common Stock are converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 5.1, 5.2 or 5.8 or a change in par value, or from par value to no par value, or from no par value to par value) (each, a "TRANSACTION") at any time after the issuance of this Warrant, the Company shall execute and deliver to the Warrantholder at least ten (10) Business Days prior to effecting such Transaction a certificate stating that from and after the closing of the Transaction, the Warrant would be exercisable for the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such Transaction, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 5. The provisions of this Section 5.6 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

                  5.7 SPECIAL DISTRIBUTIONS. In the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) in other property or assets, to holders of Common Stock (a "SPECIAL DISTRIBUTION"), then the Board of Directors shall set aside the amount of such Special Distribution that the Warrantholder would have been entitled to receive had it exercised the Warrant prior to the record date for such dividend or distribution. Upon the exercise of a Warrant evidenced hereby, the Warrantholder shall be entitled to receive such Special Distribution that the Warrantholder would have received had the Warrant been exercised immediately prior to the record date for such Special Distribution.

                  5.8 NOTICES. In case at any time or from time to time:

                           (a) the Company shall declare a dividend (or any
other distribution) on its Common Stock;

                           (b) the Company shall authorize the granting to the
holders of Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock or any other rights or warrants; or

                           (c) there shall occur a Transaction;

then the Company shall mail to the Warrantholder, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction. Notwithstanding the foregoing, in the case of any event to which Section 5.6 is applicable, the Company shall also deliver the certificate described in such Section 5.6 to the Warrantholder at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.

         6. SALE OF COMPANY. In the event of a contemplated Transaction, the Company shall, if requested by the Warrantholder, use its commercially reasonable efforts to cause such Transaction to be structured in a manner that requires the purchaser(s) to purchase the Warrant from the Warrantholder at a price equal to the consideration the Warrantholder would have received had it exercised the Warrant immediately prior to the consummation of such Transaction less the exercise price of such Warrant.

         7. LOSS OR DESTRUCTION OF WARRANT. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

         8. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

         9. AMENDMENTS. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

         10. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "AFFILIATE" has the meaning set forth in the Investment Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "CERTIFICATE OF DESIGNATION" means the Z-Tel Technologies, Inc. Certificate of Designation of 12% Series Redeemable Convertible Preferred Stock, Series G.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

                  "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

                  "COMPANY" has the meaning set forth in the first paragraph of this Warrant.

                  "COMPANY WARRANTS" has the meaning set forth in Section 11 of this Warrant.

                  "CONVERSION RIGHT" has the meaning set forth in Section 2.2(a) of this Warrant.

                  "CURRENT MARKET PRICE" has the meaning set forth in the Certificate of Designation.

                  "EFFECTIVE DATE" has the meaning assigned in the Certificate of Designation.

                  "EXERCISE FORM" means an Exercise Form in the form annexed hereto as EXHIBIT A.

                  "EXERCISE PERIOD" has the meaning set forth in Section 2.6 of this Warrant.

                  "EXERCISE PRICE" has the meaning set forth in the first paragraph of this Warrant.

                  "INVESTMENT AGREEMENT" has the meaning set forth in Section 1 of this Warrant.

                  "MAJORITY WARRANTHOLDERS" means the holders of a majority of Warrant Shares issuable upon exercise of all of the Company Warrants issued pursuant to the Investment Agreement assuming the exercise of all such Company Warrants.

                  "MARKET PRICE" has the meaning set forth in the Certificate of Designation.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder or such equivalent statute and the related rules and regulations in a foreign jurisdiction.

                  "SPECIAL DISTRIBUTION" has the meaning set forth in Section
5.7 of this Warrant.

                  "SPECIAL NOTICE" means the notice sent by a Warrantholder to the Company indicating its preference to have any Special Distribution set aside for its benefit upon exercise of the Warrant.

                  "TRANSACTION" has the meaning set forth in Section 5.6 of this Warrant.

                  "WARRANT SHARE NUMBER" has the meaning set forth in the first paragraph of this Warrant.

                  "WARRANT SHARES" has the meaning set forth in the first paragraph of this Warrant.

                  "WARRANTHOLDER" has the meaning set forth in the first paragraph of this Warrant.

         11. CHANGE OR WAIVER. This Warrant is one of a series of warrants issued by the Company, all dated the date hereof and of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the "COMPANY WARRANTS"). Any term of this

Warrant may be amended or waived upon the written consent of the Company and the Warrantholders representing at least a majority of the number of Warrant Shares then subject to outstanding Company Warrants; PROVIDED that any such amendment or waiver must apply to all Company Warrants then outstanding; and PROVIDED FURTHER that the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant (it being agreed that an amendment to or waiver under any of the provisions of Section 5 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price).

         12. MISCELLANEOUS.

                  12.1 ENTIRE AGREEMENT. This Warrant and the Investment Agreement constitute the entire agreement between the Company and the Warrantholder with respect to the Warrant and supersede all prior agreements and understanding with respects to the subject matter of this Warrant.

                  12.2 BINDING EFFECT; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                  12.3 HEADINGS. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of this Warrant.

                  12.4 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (a)      if to the Company:
                                    Z-Tel Technologies, Inc.
                                    Suite 220
                                    601 S. Harbour Island Boulevard
                                    Tampa, FL  33602
                                    Attention:  D. Gregory Smith
                                                Chief Executive Officer
                                    Facsimile No.:  (813) 233-4623


                           with a copy to:

                                    General Counsel
                                    Z-Tel Technologies, Inc.
                                    Suite 220
                                    601 S. Harbour Island Boulevard
                                    Tampa, FL  33602
                                    Facsimile No.:  (813) 277-9753
                                    Attention:  Jeffrey H. Kupor

                           (b)      if to the Warrantholder:

                                    Fulmead Ventures Limited
                                    36 Hilgrove Street
                                    St. Helier, Jersey JE4 8TR Channel Islands
                                    Telecopy No.:  011-44-1534-768612
                                    Attention:  Mr. Jason Blackmore

                           with a copy to:
                                    Paul, Weiss, Rifkand, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019
                                    Attention:  Marilyn Sobel, Esq.
                                    Telecopy No.:  212-757-3990

            All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 12.4 designate another address or Person for receipt of notices hereunder.

                  12.5 SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                  12.6 GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                  12.7 NO RIGHTS OR LIABILITIES AS MEMBERS. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a shareholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first above written.


                                   Z-TEL TECHNOLOGIES, INC.


                                   By:  /s/ D. Gregory Smith
                                        ----------------------------------------
                                        Name:   D. Gregory Smith
                                        Title:  President and CEO





Agreed & Accepted:

FULMEAD VENTURES LIMITED


By:  /s/ Jane A. Hurley
     -----------------------------
     Name:   Jane A. Hurley
     Title:  Director

                                    EXHIBIT A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)


            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase [_____] shares of Common Stock and [herewith tenders payment for such shares to the order of the Company in the amount of $[INSERT NUMBER] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for such [Warrant Shares] [that number of shares of Common Stock to which the undersigned is entitled as calculated pursuant to Section 2.2] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

            The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).


Dated:

                               Signature
                                         ---------------------------------------


                                         ---------------------------------------
                                                                    (Print Name)

                                         ---------------------------------------
                                                                (Street Address)

                                         ---------------------------------------
                                         (City)        (State)        (Zip Code)